Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

NEW YORK 1-212-530-5000 LOS ANGELES 1-213-892-4000 WASHINGTON, D.C. 1-202-835-7500 FRANKFURT 49-69-71914-3400 MUNICH 49-89-25559-3600	10 GRESHAM STREET LONDON EC2V 7JD TEL: 44–20–7615–3000 FAX: 44–20–7615–3100	SÃO PAULO, SP 55-11-3927-7700 BEIJING 86-10-5969-2700 HONG KONG 852-2971-4888 SINGAPORE 65-6428-2400 TOKYO 81-3-5410-2801

February 27, 2012

Virgin Media Finance PLC

Media House, Bartley Wood Business Park

Bartley Way

Hook, Hampshire

RG27 9UP

United Kingdom

Ladies and Gentlemen:

We have acted as special United States counsel to Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), Virgin Media Inc., a Delaware corporation (the “Parent”), and each of the guarantors listed on Schedule A hereto (together with the Parent, the “Guarantors”) in connection with the filing of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) (i) by the Company, of an unlimited amount of one or more series of debt securities of the Company (the “Securities”) and (ii) by each of the Guarantors, of guarantees of certain payments on the Securities (the “Guarantees”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (as amended or supplemented), and pursuant to Rule 415 under the Securities Act.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and the Guarantors and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement and the form of indenture filed as an exhibit thereto. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company and the Guarantors, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder. We have assumed that the indenture or any applicable supplemental indenture will be duly authorized, executed and delivered by the trustee and constitute a legal, valid and binding obligation of such trustee. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and the Guarantors and other appropriate persons and statements contained in the Registration Statement.

MILBANK, TWEED, HADLEY & MCCLOY LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS. THE PARTNERS ARE ALL SOLICITORS OF THE SUPREME COURT OF ENGLAND & WALES OR REGISTERED FOREIGN LAWYERS AND A LIST OF THEIR NAMES AND PROFESSIONAL QUALIFICATIONS IS AVAILABLE FOR INSPECTION AT 10 GRESHAM STREET LONDON EC2V 7JD. THE FIRM IS REGULATED AS A MULTI-NATIONAL PARTNERSHIP BY THE SOLICITORS REGULATION AUTHORITY.

MILBANK, TWEED, HADLEY & McCLOY LLP

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that at such time as the terms of the Securities and the Guarantees have been established in accordance with the indenture and officer’s certificate, board resolution or supplemental indenture, as the case may be, and the terms of their issuance and sale have been approved by appropriate action of the Company and the Guarantors, (a) the indenture or any applicable supplemental indenture relating to such Securities and Guarantees will have been duly authorized, executed and delivered by the Company, the Guarantors and the trustee; (b) the Securities will have been duly authorized, executed and delivered by the Company and the Guarantors and duly authenticated by the trustee in accordance with the indenture or any applicable supplemental indenture; (c) the Securities will have been duly issued, sold and delivered by the Company and the Guarantors against payment therefore as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and the indenture or any applicable supplemental indenture, and (d) the Securities and the Guarantees will be legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, except in each case: (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (w) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (x) concepts of materiality, reasonableness, good faith and fair dealing, (y) possible judicial action giving effect to foreign governmental actions or foreign law and (z) the waiver of defenses by the Guarantors in the Guarantees may be limited by principles of public policy in New York.

The opinions set forth are subject to the following qualifications:

(A)	We express no opinion as to the validity, binding effect or enforceability of any provision relating to indemnification, contribution or exculpation.

(B)	We express no opinion as to the validity, binding effect or enforceability of any provision:

(i)	containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or the Guarantors to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

MILBANK, TWEED, HADLEY & McCLOY LLP

(ii)	related to (I) whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the indenture and the Securities; (II) whether the federal courts of the United States could exercise jurisdiction over any action brought against the Company and Guarantors by any party not a “citizen” of any state for purposes of 28 U.S.C. § 1331 and 28 U.S.C. § 1332; (III) the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars; (IV) the enforceability in the United States of any waiver of immunity to the extent it applies to immunity acquired after the date of the relevant agreement; or (V) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York;

(iii)	specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv)	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(v)	which may be considered to be in the nature of a penalty.

(C)	Provisions in the Guarantees and the indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) amendments to, or waivers of, provisions of documents governing the guaranteed obligations, (ii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, or (iii) actions or failures to act on the part of the holders of the Securities or the trustee, might not be enforceable if such amendments, waivers, actions, events, circumstances or failures to act change the essential nature of the terms and conditions of the obligation and guarantee of the Guarantors under the indenture.

(D)	We have assumed that consideration that is fair and sufficient to support the Guarantees of each Guarantor under the indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

We disclaim any undertaking to advise the Company of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

MILBANK, TWEED, HADLEY & McCLOY LLP

SCHEDULE A

•	Virgin Media Group LLC

•	Virgin Media Holdings Inc.

•	Virgin Media (UK) Group, Inc.

•	Virgin Media Communications Limited

•	Virgin Media Investment Holdings Limited

•	Virgin Media Investments Limited